UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

UNIVERSAL DISPLAY CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Phillips Boulevard, Ewing, NJ		08618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 671-0980

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2018, the Registrant and Samsung Display Co., Ltd. (“SDC”) entered into an OLED Patent License Agreement (the “License Agreement”) and a Supplemental OLED Material Purchase Agreement (the “Supplemental Agreement”), both effective as of January 1, 2018.

The License Agreement extends SDC’s rights under certain of Registrant’s intellectual property for at least another five years to manufacture and sell certain phosphorescent organic light emitting diode (OLED) display products.  In consideration of the license grant, SDC agreed to pay the Registrant a license fee over the term of the License Agreement.

Pursuant to the Supplemental Agreement, the parties agreed that SDC shall continue to purchase from the Registrant, and the Registrant shall supply to SDC, a minimum amount of phosphorescent materials for SDC’s use in the manufacture of licensed products.  This minimum purchase commitment is subject to the Registrant being able to supply SDC with sufficient material to meet its requirements over the term of the Supplemental Agreement, which is concurrent with the term of the License Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release by the Registrant, dated February 14, 2018, furnished pursuant to Item 1.01 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Display Corporation

Date: February 15, 2018	By:	/s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary